                                                                    EXHIBIT 99.1

                                  PRESS RELEASE


For Immediate Release


                ACTERNA CORPORATION REPORTS FIRST-QUARTER RESULTS

GERMANTOWN, MD--July 31, 2002--Acterna Corporation (Nasdaq: ACTR), the parent company of Airshow, Itronix Corporation and da Vinci Systems, reported its results for the first quarter of fiscal 2003, ended June 30, 2002.

On June 14, 2002, Acterna announced a definitive agreement to sell Airshow to Rockwell Collins for $160 million in cash. The financial results for Airshow for the fiscal 2003 first quarter are shown on one line as discontinued operations on the profit and loss statement, and as discontinued operations held for sale on the balance sheet. The results of Airshow are excluded from all other lines in the profit and loss statement and balance sheet.

Net sales for the first quarter of fiscal 2003 were $170 million, down 50 percent from the same period last year. Net sales were down 47 percent from $321 million on a pro forma basis (which adjusts for acquisitions and dispositions) for the same period last year and 13 percent sequentially. Including Airshow revenue for the quarter, the total company sales were $186 million, within the range of guidance provided in May. Net sales of communications test products were $136 million, which compared to $277 million for the same period last year and $147 million in the fourth quarter of fiscal year 2002.

Orders were $158 million in the first quarter, which, on a pro forma basis, were down 1 percent sequentially and 37 percent from the prior year. Including Airshow, orders were $170 million. Communications test product orders were $119 million, down 2 percent from the previous quarter, and down 44 percent from the prior year.

For the first quarter of fiscal 2003, the company reported a net loss of $40 million, or a loss of $0.21 per share, which includes a restructuring charge of $6 million and a tax benefit of $17 million. For the same period a year ago, the company reported a net loss of $6 million, or $0.03 per share.

Pro forma loss from operations (earnings/loss before interest, taxes, amortization and special charges) was a loss of $24 million for the first quarter. Cash loss per share, excluding the $17 million tax benefit recorded in the quarter, was $0.23, which compared to cash earnings per share of $0.10 in the prior year on a comparable basis. The cash loss was $0.01 below the guidance provided for the quarter. Gross margin for the first quarter was 50 percent, versus 48 percent last quarter and 59 percent for the year ago quarter on a pro forma basis. Including Airshow, the gross margin was 51 percent.

The company reported that it is on track with its previously announced cost-cutting efforts. Operating expenses for the quarter were $109 million, down 10 percent sequentially and 28 percent from the same period last year on a comparable basis. Including Airshow, operating expense for the quarter was $116 million. As of June 30, 2002, Acterna Corporation's total employment was approximately 4460, including 320 employees in the Airshow unit, and 140 employees associated with the Wireless Instruments Division that the company agreed to sell in May, 2002.

"Acterna continues to be impacted by the difficult market conditions in the global telecommunications industry," said John Peeler, president of Acterna Corporation. "In this challenging environment, we are working to maximize all revenue opportunities while aggressively executing on our cost reduction program and efforts to improve our liquidity. We believe that our successful execution in these three areas will position Acterna for growth as market conditions improve."

As of June 30, 2002, the company had total debt of $1.1 billion and liquidity of $129 million, comprised of $49 million of cash and unused borrowing capacity of $80 million under its $175 million revolving credit facility. The company expects to use approximately $128 million to pay down term loans upon the closing of the Airshow transaction, which is expected to occur in August, 2002.

On July 15, 2002, Acterna announced an agreement with its lenders to amend its credit agreement, which will provide the company with greater financial flexibility. When effective, this amendment, among other things, will approve the Airshow sale and modify the financial covenants the company is required to meet through June 2003. In addition, on June 14, 2002, Acterna and an affiliate of CD&R announced a combined cash tender offer for up to $155 million of the outstanding $275 million of Acterna LLC 9.75 percent bonds due 2008. Both the changes to the covenants and consummation of the tender offer are contingent on the sale of the Airshow unit.

"Acterna has taken several significant steps to reduce its debt and improve its capital structure," said Ned C. Lautenbach, Acterna Corporation chairman and CEO. "The Airshow sale permits us to reduce our term debt and to retire a portion of our long-term bond debt through the tender offer."

Second-Quarter Fiscal Year 2003 Quarter Management Outlook

Management guidance for revenue for its second quarter ending September 30, 2002 is $155 - $165 million and an earnings per share loss of $0.26 - $0.28 on an as reported basis, including an estimated $8 million restructuring charge and excluding any gain or loss on the sale of assets. Going forward, Acterna has elected to provide reported earnings per share guidance rather than a cash earnings per share estimate, which the company has historically used as the basis of its guidance.

About Acterna Corporation

Based in Germantown, Maryland, Acterna Corporation (NASDAQ: ACTR) is the holding company for Acterna, Airshow, da Vinci Systems and Itronix. Acterna is the world's second largest communications test and management company. The company offers instruments, systems, software and services used by service providers, equipment manufacturers and enterprise users to test and optimize performance of their optical transport, access, cable, data/IP and wireless networks and services. Airshow supplies in-flight passenger information systems to the aviation industry while da Vinci Systems designs and markets video color correction systems to the video postproduction industry. Itronix sells ruggedized computing devices for field service applications to a range of industries. Additional information on Acterna is available at http://www.acterna.com.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements reflect the company's current judgment on the matters addressed by these statements. However, because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual events and the company's results to differ materially. Important factors that could cause actual events and the company's results to differ materially are described in the company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

Note to Investors and Media

Acterna Corporation management will discuss its fourth-quarter results on a conference call on Wednesday, July 31 at 5:00 p.m. EDT. A webcast of the conference call will be available to all interested parties on the Acterna website at www.acterna.com under the "Investor Relations" section.

Investor Contact: Maria Henry, Acterna Corporation, 301-353-1550, ext 1207 Media Contact: Jim Monroe, Acterna Corporation, 301-353-1560, ext. 4366

                               Acterna Corporation
                      Consolidated Statements of Operations
                                  (Unaudited)
                 Dollars in thousands, except per share amounts

                                                                 Three Months Ended
                                                               ----------------------
                                                                June 30,     June 30,
                                                                  2002         2001
                                                               ---------    ---------
Net sales ..................................................   $ 170,345    $ 338,920
Cost of sales ..............................................      86,436      147,520
                                                               ---------    ---------
Gross margin ...............................................      83,909      191,400

Selling, general & administrative expense ..................      81,117      124,819
Product development expense ................................      30,614       41,317
Restructuring ..............................................       6,156         --
Amortization of intangibles ................................         263       11,552
                                                               ---------    ---------
     Total operating expenses ..............................     118,150      177,688
                                                               ---------    ---------
Operating (loss) income ....................................     (34,241)      13,712
Interest expense ...........................................     (22,296)     (26,277)
Interest income ............................................          72          486
Other expense, net .........................................      (1,475)      (1,832)
                                                               ---------    ---------
Loss from continuing operations before income taxes ........     (57,940)     (13,911)
Benefit for income taxes ...................................     (16,917)      (4,721)
                                                               ---------    ---------
Net loss from continuing operations ........................     (41,023)      (9,190)
Income from discontinued operations, net of tax effect .....       1,112        3,040
                                                               ---------    ---------
Net loss ...................................................   $ (39,911)   $  (6,150)
                                                               =========    =========
Income (loss) per common share - basic and diluted
   Continuing operations ...................................   $   (0.21)   $   (0.05)
   Discontinued operations .................................        --           0.02
                                                               ---------    ---------
Net loss per common share - basic and diluted ..............   $   (0.21)   $   (0.03)
                                                               =========    =========
Weighted average number of common shares - Basic and diluted     192,196      191,186
                                                               =========    =========

                              Acterna Corporation
                                 Balance Sheets

                                    Unaudited

Dollars in Thousands

                                                                     June 30,     March 31,
                                                                       2002         2002
                                                                    ---------    ----------
ASSETS
     Cash and cash equivalents ..................................   $  49,090    $   42,887
     Accounts receivable, net ...................................     113,825       119,246
     Inventories, net ...........................................     110,080       108,739
     Deferred income taxes ......................................      16,347        18,878
     Other current assets .......................................      55,810       107,731
     Current assets of discontinued operations held for sale ....      13,654        15,282
                                                                    ---------    ----------
          Total current assets ..................................     358,806       412,763

     Property, plant, and equipment, net ........................     125,415       118,213
     Goodwill and other intangible assets, net ..................     411,984       410,750
     Other assets ...............................................      51,332        46,563
     Long-term assets of discontinued operations held for sale ..      26,078        26,267
                                                                    ---------    ----------
          Total assets ..........................................   $ 973,615    $1,014,556
                                                                    =========    ==========
LIABILITIES & STOCKHOLDERS' DEFICIT
     Notes payable ..............................................   $   3,282    $    2,523
     Current portion of long-term debt ..........................      33,486        28,937
     Accounts payable ...........................................      53,261        68,262
     Other current liabilities ..................................     186,997       198,773
     Current liabilities of discontinued operations held for sale       9,906        10,644
                                                                    ---------    ----------
          Total current liabilities .............................     286,932       309,139

     Long-term debt .............................................     990,608       979,187
     Long-term notes payable ....................................      76,875        76,875
     Deferred income taxes ......................................      15,967        17,581
     Other long-term liabilities ................................      70,583        68,549
     Total stockholders' deficit ................................    (467,350)     (436,775)
                                                                    ---------    ----------
Total liabilities and stockholders' deficit .....................   $ 973,615    $1,014,556
                                                                    =========    ==========

                               Acterna Corporation
                        Pro Forma Profit from Operations
                                   (Unaudited)

   Earnings Before Interest, Taxes and Amortization Excluding Special Charges

Dollars in Thousands

                                                                             Three Months Ended
                                                                           ----------------------
                                                                            June 30,      June 30,
                                                                              2002          2001
                                                                           ---------    ---------
Net sales ..............................................................   $ 170,345    $ 321,131
Cost of sales ..........................................................      86,039      131,702
                                                                           ---------    ---------
Gross margin ...........................................................      84,306      189,429

Selling, general & administrative expense ..............................      75,913      109,299
Product development expense ............................................      29,542       38,412
Integration expense ....................................................       1,570        2,403
Other expense ..........................................................       1,475        1,832
                                                                           ---------    ---------
Pro forma profit (loss) from continuing operations .....................     (24,194)      37,483
                                                                           =========    =========
Charges excluded from proforma profit (loss) from continuing operations:
Pro forma profit (loss) from continuing operations .....................   $ (24,194)   $  37,483
   EBITA - ICS .........................................................           0       (2,794)
   Amortization of unearned compensation ...............................       4,723        6,542
   Amortization of Intangibles .........................................         263       11,552
   Restructuring .......................................................       6,156            0
   Other charges .......................................................         380        4,715
   Plus: other expense .................................................      (1,475)      (1,832)
                                                                           ---------    ---------
Total Operating (loss) Income on GAAP P&L ..............................   $ (34,241)   $  13,712
                                                                           =========    =========

Note: The proforma financial information excludes the results of Airshow, Inc. which is expected to be divested in the second quarter of fiscal 2003. The results of Airshow are shown as discontinued operations.

                               Acterna Corporation
                       1Q Fiscal 2003 Cash EPS Calculation
                                   (Unaudited)

                 Dollars in thousands, except per share amounts


Pro forma loss from continuing operations .....    $(24,194)
Pro forma profit from Airshow .................    $  2,064
                                                  ---------
Pro forma loss including Airshow ..............    $(22,130)
Interest Expense, including Airshow ...........    $(22,224)
Tax benefit recorded in the quarter ...........    $ 16,917
Remove tax benefit from Cash EPS calculation...    $(16,917)
                                                  ---------
Taxes included in Cash EPS ....................    $   --
Cash Earnings including Airshow ...............    $(44,354)
Weighted Average Number of Common Shares ......     192,196
                                                  ---------
Cash Loss Per Share ...........................    $  (0.23)
                                                  =========

Note: These numbers include the results of Airshow and exclude the tax benefit recorded on the P&L in order to provide comparable numbers to the guidance the company provided for the quarter in May.

                               Acterna Corporation
           Pro Forma Sales for Continuing Operations by Product Area
                                   (Unaudited)

Dollars in Millions

                                  Three Months Ended               Three Months Ended
                                 June 30,    June 30,         %         March 31,          %
                                   2002        2001        Change         2002          Change
Optical Transport ..........     $ 48.9       $131.5       -62.8%       $ 51.0           -4.1%
Cable Networks .............       20.4         24.9       -18.1%         20.0            2.0%
Access Networks ............       17.1         42.1       -59.4%         21.6          -20.8%
Data/IP, Wireless, and Other
   Communications Networks..       49.8         78.0       -36.2%         54.2           -8.1%
                                 -------------------                    ------
   Total Communications Test      136.2        276.5       -50.7%        146.8           -7.2%

da vinci ...................        6.0          8.0       -25.0%          4.7           27.7%

Itronix ....................       28.1         36.6       -23.2%         45.1          -37.7%
                                 -------------------                    ------
Total Acterna Corporation ..     $170.3       $321.1       -47.0%       $196.6          -13.4%
                                 ===================                    ======

Airshow ....................       15.4         17.7       -13.0%         15.9           -3.1%
                                 -------------------                    ------
Total Including Airshow ....     $185.7       $338.8       -45.2%       $212.5          -12.6%
                                 -------------------                    ------

Note: Excludes the results of ICS Advent which was sold in October 2001.